Exhibit 99.1

Assertio Reports Second Quarter 2020 Financial Results
--Completed all merger and integration activities in Q2--
--Repaid $10 million of Senior Secured Notes ahead of schedule--
--Zyla products partially contributed to Q2 net product sales of $20.2 million--
--Combined second quarter 2020 net product sales of $27.7 million, on a pro forma basis, increased modestly over pro forma first quarter 2020 despite COVID-19 and merger integration--

LAKE FOREST, ILL. –August 7, 2020 – Assertio Holdings, Inc. (“Assertio” or the “Company”) (Nasdaq: ASRT), a commercial-stage pharmaceutical company, today reported financial results for the second quarter ended June 30, 2020. During the second quarter, Assertio completed its merger with Zyla Life Sciences (“Zyla”).

“Even in what has been an unprecedented time with patient volume and elective surgeries down due to COVID-19, we completed our merger and achieved second quarter 2020 pro forma net product sales of $27.7 million—slightly ahead of pro forma net product sales for the first quarter of 2020 and better than what we had expected,” said Todd Smith, president and chief executive officer. “During the quarter, we launched our new commercial strategy which included establishing a Neurology-focused sales team, training our sales force on our combined portfolio and improving our distribution. In addition, we established a medical science liaison team to gather medical insights and provide access to current scientific information about our products. Along with commercial execution, we believe we are in a strong financial and operational position to focus on bringing in additional products.”

Pro Forma Projections for 2020

•Assertio is projecting mid-to-high-single digit pro forma net product sales growth for 2020 from the 2019 pro forma net product sales of $126.3 million.
•The Company is projecting pro forma non-GAAP adjusted EBITDA margin of greater than 25 percent for the full year 2020.
•The Company is on track to recognize $40.0 million annually in projected synergies from the merger with Zyla.

2020 Second Quarter and Recent Financial Highlights

•Payments received. Assertio negotiated with Golf Acquiror LLC, an affiliate to Alvogen, Inc. to advance its payment of all remaining royalties owed to Assertio for the sale of Gralise® (gabapentin), accelerating the collection of $38.8 million, net of discount, in the second quarter. Additionally in May 2020, the Company sold its Collegium warrants for $6.0 million.
•Debt reductions. Assertio paid down $76.7 million of its convertible debt upon the close of the merger with Zyla, and $13.0 million of Zyla’s debt was extinguished. In addition, the Company repaid $10.0 million of the Senior Secured Notes in July.
•Net product sales. The Company achieved $27.7 million in second quarter 2020 pro forma net product sales which was slightly above the first quarter 2020 pro forma net product sales. Zyla net product sales only partially contributed to second quarter net product sales of $20.2 million since the merger closed on May 20, 2020.
•Cash position. The Company ended the second quarter with $59.4 million in cash and cash equivalents, a 40 plus percent increase over year-end 2019.

2020 Second Quarter Business Highlights

•The Company closed its merger with Zyla on May 20, 2020 and effectively completed the integration of the two companies in the second quarter.

•Zyla and Assertio merged the two sales forces into one, educated its representatives on the combined product portfolio, provided new healthcare provider targets to the representatives and began promotion to healthcare providers.
•The Company launched a Neurology sales team focused on promotion of Cambia® (diclofenac potassium) for Oral solution and SPRIX® (ketorolac tromethamine) Nasal Spray to key prescribers who treat migraines and pain associated with headaches.
•The Company established a medical science liaison team to support the further development and education of INDOCIN® (indomethacin) Oral Suspension and Suppositories.
•Assertio launched a new distribution approach for SPRIX that was designed to decrease the amount of time needed to fill prescriptions and reduce costs.

COVID-19

Assertio continues to closely monitor the COVID-19 pandemic and its impact on the patients who are treated with the Company's products and the communities where it operates. Over the past quarter, the Company has taken steps to help minimize the spread of COVID-19 and at the same time, is working to ensure continued patient access to its medicines. Because COVID-19 impacted the Company’s ability to make office visits to providers who prescribe its products, the Company adapted its approach and increased virtual visits. Due to the limitations on elective surgeries, Assertio experienced a decline in prescriptions associated with those elective procedures. The Company believes that it is prepared with sufficient product inventory, technology to facilitate virtual office visits and operations prepared to adapt its work environment as needed.

Earnings Conference Call Information

Assertio’s management will host a conference call to discuss the second quarter 2020 financial results today:

Date:	Friday, August 7, 2020
Time:	8:30 a.m. ET
Webcast (live and archive):	assertiotx.com (Events & Webcasts, Investor page)
Dial-in numbers:	1-877-870-4263 (domestic)
1-412-317-0790 (international)
Replay numbers:	1-877-344-7529 (domestic)
1-412-317-0088 (international)
Conference number:	10134065

The live webcast and replay may be accessed at http://investor.assertiotx.com/. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Individuals also may participate in the call by dialing 1-888-346-2615 (domestic) or 1-412-902-4253 (international) and asking for the "Assertio Q2 Earnings Call." The replay will be available approximately two hours after the call on the Assertio website.

About Assertio
Assertio is a leading commercial pharmaceutical company bringing differentiated products to patients. The Company has a robust portfolio of branded prescription products in three areas: neurology, hospital and pain and inflammation. Assertio has grown through business development including licensing, mergers and acquisitions. The Company seeks to leverage its commercial excellence to be the partner of choice. To learn more about Assertio, visit www.assertiotx.com.

Forward Looking Statements
Statements in this communication that are not historical facts are forward-looking statements that reflect Assertio's current expectations, assumptions and estimates of future performance and economic conditions. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, future events or the future performance or operations of Assertio. All statements other than historical facts may be forward-looking statements and can be identified by words such as "anticipate," "believe," "could," "design," "estimate," "expect," "forecast," "goal," "guidance," "imply," "intend," "may", "objective," "opportunity," "outlook," "plan," "position," "potential," "predict," "project," "prospective," "pursue," "seek," "should," "strategy," "target," "would," "will," "aim" or other similar expressions that convey the uncertainty of future events or outcomes are used to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Assertio. Factors that could cause Assertio's actual results to differ materially from those implied in the forward-looking statements include: (1) risks related to disruption of management time from ongoing business operations due to the integration of the merger with Zyla Life Sciences (the "Merger"); (2) unexpected costs, charges or expenses resulting from the Merger; (3) the ability of the Assertio to retain key personnel; (4) potential adverse changes to business relationships resulting from the Merger; (5) the combined company's ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined company's existing businesses; (6) negative effects of the Merger on the market price of Assertio's common stock, credit ratings and operating results; (7) legislative, regulatory and economic developments, including changing business conditions in the industries in which Assertio operates; (8) Assertio's ability to successfully pursue business development, strategic partnerships, and investment opportunities to build and grow for the future; (9) the commercial success and market acceptance of Assertio's products; (10) coverage of Assertio’s products by payors and pharmacy benefit managers; (11) Assertio’s ability to execute on its sales and marketing strategy, including developing relationships with customers, physicians, payors and other constituencies; (12) the entry of any generic products for any of Assertio’s products; (13) the outcome of Assertio’s opioid-related investigations, Assertio’s opioid-related litigation brought by state and local governmental entities and private parties, and Assertio’s insurance, antitrust, securities class action and other litigation, and the costs and expenses associated therewith; (14) Assertio's estimates regarding expenses, future revenues, capital requirements and needs for additional financing; (15) Assertio's ability to generate sufficient cash flow from its business to make payments on its indebtedness, Assertio's ability to restructure or refinance its indebtedness and Assertio's compliance with the terms and conditions of the agreements governing its indebtedness; (16) compliance or non-compliance with legal and regulatory requirements related to the development or promotion of pharmaceutical products in the U.S.; (17) Assertio's plans to acquire, in-license or co-promote other products, and/or acquire companies; (18) Assertio's ability to raise additional capital, if necessary; (19) variations in revenues obtained from collaborative agreements; (20) Assertio's collaborative partners' compliance or non-compliance with obligations under its collaboration agreements; (21) the ability of Assertio's common stock to regain compliance with Nasdaq's minimum closing bid requirement of at least $1.00 per share; (22) the impact of Zyla's bankruptcy and acquisition of products from Iroko Pharmaceuticals; (23) obtaining and maintaining intellectual property protection for the Company’s products; (24) Assertio’s ability to operate its business without infringing the intellectual property rights of others; (25) the impact of disasters, acts of terrorism or global pandemics; (26) general market conditions; and other risks listed in Assertio's filings with the United States Securities and Exchange Commission ("SEC"). These risks are more fully described in the joint proxy statement/prospectus filed with the SEC in connection with the Merger and Assertio's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and in other filings Assertio makes with the SEC from time to time. While Assertio may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by applicable law.

Media and Investor Contact
E. Blair Clark-Schoeb
ir@assertiotx.com

Non-GAAP Financial Measures
To supplement the Company’s financial results presented on a U.S. generally accepted accounting principles (GAAP) basis, the Company has included information about non-GAAP measures of EBITDA and adjusted EBITDA as useful operating metrics. The Company believes that the presentation of these non-GAAP financial measures, when viewed with results under GAAP and the accompanying reconciliation, provides supplementary information to analysts, investors, lenders, and the Company’s management in assessing the Company’s performance and results from period to period. The Company uses these non-GAAP measures internally to understand, manage and evaluate the Company’s performance, and in part, in the determination of bonuses for executive officers and employees. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

This release also includes estimated non-GAAP adjusted EBITDA margin information, which the Company believes not only provides the Company's management with comparable financial data for internal financial analysis but also provides meaningful supplemental information to investors. Non-GAAP adjusted EBITDA margin information enables investors to better understand the anticipated performance of the business, but should be considered a supplement to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP. No reconciliation of estimated non-GAAP adjusted EBITDA margin is provided in this release because some of the excluded information is not yet ascertainable or accessible and the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

Specified Items
Non-GAAP measures presented within this release exclude specified items. The Company considers specified items to be significant income/expense items not indicative of current operations. Specified items include non-cash adjustments to Collegium agreement revenue and cost of sales, adjustments to sales reserves for products the Company is no longer selling, interest income, interest expense, amortization expense, stock-based compensation expense, depreciation expense, income taxes, transaction-related costs, CEO transition and restructuring costs, legal costs and expenses incurred in connection with opioid-related litigation, investigations and regulations pertaining to the company’s historical commercialization of opioid products, certain types of legal settlements, disputes, fees and costs, gains or losses resulting from debt refinancing or extinguishment, gains or losses from non-cash adjustments to long-lived assets and assets not part of current operations, and amortization of fair value inventory step-up as result of purchase accounting.

Pro forma Items
The Company is providing pro forma net product sales to show the net product sales as if the Zyla Merger had been completed as of January 1, 2019, and therefore the Company operated on a combined basis, including Zyla, for the entirety of 2019 and 2020 periods presented in this release. The Company believes this supplemental information is useful to help investors understand the results of the combined operations, including Zyla, and assess the Company’s performance from period to period.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Product sales, net	$20,165	$25,937	$29,417	$52,387
Commercialization agreement, net	—	31,003	11,258	61,859
Royalties and milestones	452	263	859	886
Total revenues	20,617	57,203	41,534	115,132
Costs and expenses:
Cost of sales (excluding amortization of intangible assets)	5,238	2,124	6,637	4,699
Research and development expenses	1,626	1,263	2,667	3,056
Selling, general and administrative expenses	28,131	24,755	55,445	49,800
Amortization of intangible assets	4,855	25,443	12,650	50,887
Restructuring charges	6,519	—	6,519	—
Total costs and expenses	46,369	53,585	83,918	108,442
(Loss) income from operations	(25,752)	3,618	(42,384)	6,690
Other income (expense):
(Loss) Gain on sale of Gralise	(850)	—	126,655	—
Loss on extinguishment of convertible notes	(16,272)	—	(47,880)	—
Gain (Loss) on sale of NUCYNTA	1,006	—	(14,749)	—
Interest expense	(1,604)	(14,842)	(10,278)	(31,396)
Loss on prepayment of Senior Notes	—	—	(8,233)	—
Other loss	(499)	(1,240)	(3,824)	(1,849)
Total other (expense) income	(18,219)	(16,082)	41,691	(33,245)
Net loss before income taxes	(43,971)	(12,464)	(693)	(26,555)
Income tax benefit (expense)	9,472	(1,141)	7,424	(1,351)
Net (loss) income and Comprehensive (loss) income	$(34,499)	$(13,605)	$6,731	$(27,906)

Basic net (loss) income per share	$(0.35)	$(0.21)	$0.07	$(0.43)
Diluted net (loss) income per share	$(0.35)	$(0.21)	$0.07	$(0.43)
Shares used in computing basic net (loss) income per share	98,558	64,480	89,835	64,405
Shares used in computing diluted net (loss) income per share	98,558	64,480	90,236	64,405

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$59,403	$42,107
Accounts receivable, net	34,753	42,744
Consideration receivable from sale of Gralise	—	—
Inventories, net	25,398	3,412
Prepaid and other current assets	15,909	15,688
Total current assets	135,463	103,951
Property and equipment, net	7,349	3,497
Intangible assets, net	179,716	400,535
Goodwill	14,147	—
Investments, net	1,579	13,064
Other long-term assets	7,470	6,123
Total assets	345,724	527,170
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	28,535	16,193
Accrued rebates, returns and discounts	52,440	58,943
Accrued liabilities	31,564	18,948
Current portion of long-term debt	7,374	80,000
Contingent consideration, current portion	8,700	—
Interest payable	2,754	8,375
Other current liabilities	3,005	2,094
Total current liabilities	134,372	184,553
Long-term debt	91,834	271,258
Contingent consideration	20,859	168
Other long-term liabilities	13,681	13,233
Total liabilities	260,746	469,212
Commitments and contingencies
Shareholders’ equity:
Common stock	11	8
Additional paid-in capital	478,037	457,751
Accumulated deficit	(393,070)	(399,801)
Total shareholders’ equity	84,978	57,958
Total liabilities and shareholders' equity	$345,724	$527,170

Exhibit 99.1
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP EBITDA and ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019	Financial Statement Classification
Net (loss) income (GAAP)	$(34,499)	$(13,605)	$6,731	$(27,906)
Interest expense	1,604	14,842	10,278	31,396	Interest expense
Income tax (benefit) expense	(9,472)	1,141	(7,424)	1,351	Income tax benefit (expense)
Depreciation expense	396	279	669	616	Selling, general and administrative expenses
Amortization of intangible assets	4,855	25,443	12,650	50,887	Amortization of intangible assets
EBITDA (Non-GAAP)	$(37,116)	$28,100	$22,904	$56,344
Adjustments:
NUCYNTA, Lazanda and Gralise revenue reserves (1)	(462)	145	(1,108)	12	Product sales, net
Commercialization agreement revenues (2)	—	1,933	1,846	3,863	Commercialization agreement, net
Inventory Step-up (3)	2,422	—	2,422	—	Cost of sales
Transaction-related costs (4)	8,377	—	16,071	—	Selling, general and administrative expenses
Expenses for opioid-related litigation, investigations and regulations (5)	1,097	2,350	3,225	4,850	Selling, general and administrative expenses
Contingent consideration related to product acquisitions (6)	—	(142)	—	(142)	Selling, general and administrative expenses
Loss on debt extinguishment, net (7)	16,272		56,113	—	Multiple
Stock-based compensation (8)	3,593	2,634	5,527	5,336	Multiple
Other (9)	—	(172)	1,854	(673)	Multiple
(Gain) loss on sale of NUCYNTA (10)	(1,006)	—	14,749	—	Gain (Loss) on sale of NUCYNTA
Change in fair value of warrants (11)	484	1,848	3,629	3,477	Other loss
Restructuring cost - related to merger (12)	5,520	—	5,520	—	Restructuring charges
Loss (gain) on sale of Gralise (13)	850	—	(126,655)	—	(Loss) Gain on sale of Gralise
Adjusted EBITDA (Non-GAAP)	$31	$36,696	$6,097	$73,067

Refer to the next page for table footnotes

Exhibit 99.1

(1)Removal of the impact of revenue adjustment estimates related to products that we are no longer commercializing.
(2)Adjustments relate to non-cash expense for third-party royalties, which have no net impact for the full year period, as well as the amortization of the contract asset.
(3)Fair value of inventories acquired with the Zyla Merger included an inventory step-up in the value of product inventories acquired. The three and six months ended June 30, 2020 included $2.4 million of amortization of inventory step-up related acquired inventories sold.
(4)Represents one-time transaction-related costs related to legal and consulting for the disposition of Gralise and NUCYNTA, and the merger with Zyla, including CEO transition related expense.
(5)Legal costs/expenses related to opioid-related litigation, investigations and regulations pertaining to the Company’s historical commercialization of opioid products.
(6)Represents the change in fair value of the Company’s contingent consideration related to product acquisitions.
(7)Represents the loss on debt extinguishment associated with the settlement of all but $0.3 million in aggregate principal outstanding of the Company’s 2021 and 2024 Notes and settlement of all the remaining outstanding principal of the Company’s Senior Notes.
(8)Stock based compensation for the three months ended June 30, 2020 and 2019, included $0.1 million and $0.0 million in Research and development expense, respectively, $2.5 million and $2.9 million in Selling, general and administrative expenses, respectively, and $1.0 million and $2.3 million in restructuring expense, respectively. Stock based compensation for the six months ended June 30, 2020 and 2019, included $0.2 million and $0.3 million in Research and development expense, respectively, $4.2 million and $4.9 million in Selling, general and administrative expenses, respectively, and $1.0 million in restructuring expense.
(9)Represents a credit loss reserve recognized in the first quarter of 2020 related the Company’s $3.0 million investment in a company engaged in medical research. This investment is structured as a long-term loan receivable with a convertible feature and is valued at amortized cost.
(10)During the three months ended June 30, 2020, the Company recognized $1.0 million of other income related to NUCYNTA expense reimbursements. During the six 1.months ended June 30, 2020, the Company recognized a net loss of $14.7 million in Other income which was comprised of $367.9 million in upfront consideration received less $369.1 million carrying value of the NUCYNTA intangibles derecognized, $5.6 million in inventory transferred, $9.0 million in accrued third-party consent fees partially offset by $1.0 million in expense reimbursements.
(11)Represents the change in fair value of the Company’s Collegium warrant which was sold during the first quarter of 2020.
(12)During the three months ended June 30, 2020, the Company executed a limited reduction to its sales force due to the impact of COVID-19 on its ability to see in-person providers who prescribe our products. As a result, $0.6 million of severance and benefits costs was recognized. Additionally subsequent to the Zyla Merger in May 2020, the Company began implementing reorganization plans of its workforce and other restructuring activities to realize the synergies of the Zyla Merger and to re-align resources to strategic areas and drive growth. As a result, $4.8 million of severance and benefits costs was recognized.
(13)On January 10, 2020, the Company completed the sale of Gralise to Alvogen for $127.5 million. The total value included $75.0 million in cash at closing, with the balance receivable as 75% of Alvogen’s first $70.0 million of Gralise net sales after the closing (consideration receivable). On June 3, 2020, the Company entered into an agreement with Alvogen to settle the remaining balance of $39.7 million in consideration receivable as of June 3, 2020, whereby the Company reduced the consideration receivable by $0.9 million and Alvogen paid $38.8 million in cash.

Exhibit 99.1
PRO FORMA PRODUCT SALES
(in thousands)
(unaudited)

The following pro forma product sales, net is presented to illustrate the effects of the Zyla Merger as if the transaction had occurred on January 1, 2019. The unaudited proforma information for the three and six months ended June 30, 2020 and 2019 excludes product sales related to Assertio’s Gralise and NUCYNTA products which were sold in January 2020 and February 2020, respectively. This supplemental pro forma financial information has been prepared for comparative purposes only, and is not necessarily indicative of what actual results would have occurred, or of results that may occur in the future. Supplemental unaudited proforma information is based upon accounting estimates and judgments that the Company believes are reasonable.

The unaudited pro forma product sales, net for the three and six months ended June 30, 2020 and 2019 are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP product sales, net	$20,165	$25,937	$29,417	$52,387
Add:
Zyla product sales prior to Merger (1)	8,036	22,142	27,102	39,492
Less:
Product sales for divested products (2)	(462)	(17,655)	(1,109)	(31,066)
Pro forma product sales, net	$27,739	$30,424	$55,410	$60,813

(1) Zyla product sales prior to the Merger on May 20, 2020 for the respective periods.
(2) Product sales of Gralise, NUCYNTA, and Lazanda, which we are no longer commercializing.